EXHIBIT 99.1

Inuvo Announces 1-for-10 Reverse Stock Split

CLEARWATER, FL – November 4, 2010 – Inuvo®, Inc. (NYSE Amex: INUV), an online technology and services company, announced that it has taken steps to initiate a one-for-ten reverse stock split of the Company's common stock. As a result of the reverse stock split, every ten shares of the Company's common stock issued and outstanding immediately prior to the effective date will be combined into one share of common stock. The Company will not issue fractional shares of common stock. Fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share. Completion of the reverse stock split is subject to the Company's completion of the steps necessary to implement the reverse split, which is expected to occur in the fourth quarter.

Richard K. Howe, Inuvo’s CEO said, “Over the last six months we have had numerous discussions with investors, experts and our board about our capital structure. With discontinued operations mostly behind us, three quarters of sustained growth and improving fundamentals, we believe the timing is appropriate to execute a reverse stock split.”

About Inuvo, Inc.

Inuvo®, Inc. (NYSE Amex: INUV), is an online marketing services company specialized in driving clicks, leads and sales through targeting that utilizes unique data and sophisticated analytics. To find out more about how you can work with Inuvo, please visit http://www.inuvo.com.

Comparable companies include: ValueClick, Inc. (VCLK), Marchex, Inc. (MCHX), InterCLICK, Inc. (ICLK), LookSmart, Ltd. (LOOK), and Local.com Corp. (LOCM).

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Inuvo are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Inuvo's filings with the Securities and Exchange Commission.

Contact
Inuvo, Inc.
Wally Ruiz, Chief Financial Officer
727-324-0176
wallace.ruiz@inuvo.com

Investor Relations
Genesis Select Corporation
Budd Zuckerman, President
303-415-0200 ext 106
bzuckerman@genesisselect.com